Exhibit 10.2.8

          THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of this           day of                                    , 2005, between 724 SOLUTIONS INC. (the “Corporation”) and [Insert Name of Director or Officer] (the “Indemnified Party”).

RECITALS:

The Board of Directors of the Corporation (the “Board”) and the Governance, Nomination, Human Resources and Compensation Committee of the Board have determined that the Corporation should act to assure the Indemnified Party of reasonable protection through indemnification against risks of claims and actions arising out of service to and activities on behalf of the Corporation and its subsidiaries, to the extent permitted by law.

NOW THEREFORE the parties agree as follows:

1.	Indemnification. The Corporation will indemnify and save harmless the Indemnified Party to the fullest extent permitted by applicable law:

1.1

from and against all Expenses (as defined below) reasonably sustained or incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other Proceeding (as defined below), whether or not brought by the Corporation, to which the Indemnified Party is made a party by reason of being or having been a director or officer of the Corporation; and

1.2

from and against all Expenses reasonably sustained or incurred by the Indemnified Party as a result of serving as a director or officer of the Corporation in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by the Indemnified Party as a director or officer of the Corporation, whether before or after the effective date of this Agreement and whether or not related to a Proceeding brought by the Corporation.

1.3

Except and to the extent limited by applicable law, this indemnity will apply without reduction regardless of whether the Indemnified Party committed any fault or omitted to do anything that the Indemnified Party ought to have done.  The Corporation hereby agrees to indemnify the Indemnified Party to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement, the Corporation’s organizational documents or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of the Corporation to indemnify a member of its Board of Directors or an officer, it is the intent of the parties hereto that the Indemnified Party shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change after the date of this Agreement in any applicable law, statute or rule that narrows the right of the Corporation to indemnify a member of its Board of Directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as specifically limited by the terms hereof.

1.4

The indemnification provided by this Agreement shall be in addition to and shall not diminish any rights to which the Indemnified Party may be entitled under the Corporation’s organizational documents, any agreement, any vote of shareholders or disinterested directors, applicable law, or otherwise.  The indemnities in this Agreement also apply to the Indemnified Party in respect of his or her service at the Corporation’s request as (a) an officer or director of another corporation, or (b) a similar role with another entity, including a partnership, trust, joint venture or other unincorporated entity, in each case, whether or not a subsidiary of the Corporation.  The indemnification provided under this Agreement shall continue as to the Indemnified Party for any action such Indemnified Party took or did not take while serving in an indemnified capacity even though the Indemnified Party may have ceased to serve in such capacity.

1.5

Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnified Party for expenses and the payment of profits arising from the purchase and sale by the Indemnified Party of securities in violation of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, the Securities Act (Ontario), or any similar successor statute.

1.6

The Corporation and the Indemnified Party acknowledge that in certain instances, the federal state or provincial laws of the U.S. or Canada, or applicable public policy, may prohibit the Corporation from indemnifying its directors under this Agreement or otherwise.  The Indemnified Party understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s rights under public policy to indemnify the Indemnified Party.

“Expenses” means all costs, charges, damages, awards, settlements, liabilities, fines, penalties, statutory obligations, professional fees and other expenses of whatever nature or kind.

“Proceeding” will include a claim, demand, suit, proceeding, inquiry, hearing, discovery or investigation, of whatever nature or kind, whether anticipated, threatened, pending, commenced, continuing or completed, and any appeal or appeals therefrom.

2.	Presumptions/Knowledge.

2.1

For purposes of any determination hereunder, the Indemnified Party will be deemed, subject to compelling evidence to the contrary, to have acted in good faith and in the best interests of the Corporation.  For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnified Party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In connection with any determination by the Corporation or otherwise as to whether the Indemnified Party is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that the Indemnified Party is not so entitled.

2.2

The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or any other entity will not be imputed to the Indemnified Party for purposes of determining the right to indemnification under this Agreement.

	2.3	The Corporation will have the burden of establishing that any Expense it wishes to challenge is not reasonable.

3.

Notice by Indemnified Party.  As soon as is practicable, upon the Indemnified Party becoming aware of any Proceeding which may give rise to indemnification under this Agreement, the Indemnified Party will give written notice to the Corporation.  Failure to give notice in a timely fashion will not disentitle the Indemnified Party to any rights provided hereby.

4.

Investigation by Corporation.  The Corporation may conduct any investigation it considers appropriate of any Proceeding of which it receives notice under section 3, and will pay all costs of that investigation.  The Indemnified Party will, acting reasonably, co-operate fully with the investigation provided that the Indemnified Party will not be required to provide assistance that would materially prejudice his or her defense.  As compensation therefor, the Indemnified Party will be compensated by the Corporation at the rate of $2,000 (U.S.) per day (or partial day) plus reasonable out-of-pocket Expenses actually incurred, provided that the Indemnified Party will not be entitled to the per diem if he/she is employed as an officer of the Corporation when co-operation is provided.

5.

Payment for Expenses of a Witness or Named Party.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnified Party is, by reason of the fact that the Indemnified Party is or was a director or officer of the Corporation or of another entity at the Corporation’s request, a witness, participant or a named party in a Proceeding, the Corporation will pay to the Indemnified Party all out-of-pocket Expenses actually and reasonably incurred by the Indemnified Party or on the Indemnified Party’s behalf in connection therewith.  As compensation therefor, the Indemnified Party will also be compensated by the Corporation at the rate of $2,000 (U.S.) per day (or partial day) provided that the Indemnified Party will not be entitled to the per diem if he/she is employed as an officer of the Corporation when co-operation is sought.

In circumstances where the Indemnified Party is a named Party in a Proceeding, the Indemnified Party will repay to the Corporation, all such per diem compensation paid to him or her to the extent that it is determined, by a court of competent jurisdiction, that the Indemnified Party is not entitled to indemnification under this Agreement.

6.

Expense Advances.  To the fullest extent permitted by applicable law, the Corporation will, upon request by the Indemnified Party, make advances (“Expense Advances”) to the Indemnified Party of all Expenses incurred by the Indemnified Party for which the Indemnified Party seeks indemnification under this Agreement before the final disposition of the relevant Proceeding.  In connection with such requests, the Indemnified Party will provide the Corporation with a written affirmation of the Indemnified Party’s good faith belief that the Indemnified Party is legally entitled to indemnification, along with sufficient particulars of the Expenses to be covered by the proposed Expense Advance to enable the Corporation to make an assessment of its reasonableness, and whether it is required by the terms of this Agreement.  The Indemnified Party’s entitlement to such Expense Advances will include those Expenses incurred in connection with any Proceeding by the Indemnified Party against the Corporation seeking an adjudication or award pursuant to this Agreement.  The Corporation will make payment to the Indemnified Party within 20 days after the Corporation has received the foregoing information from the Indemnified Party.  All Expenses for which indemnification is sought must be reasonable.

The Indemnified Party will repay to the Corporation, all Expense Advances not actually required, and all Expense Advances if and to the extent that it is determined, by a court of competent jurisdiction, that the Indemnified Party is not entitled to indemnification under this Agreement.

7.

Indemnification Payments.  With the exception of Expense Advances which are governed by section 6, the Corporation will pay to the Indemnified Party any amounts to which the Indemnified Party is entitled hereunder promptly upon the Indemnified Party providing the Corporation with reasonable details of the claim.

8.

Selection of Legal Counsel.  In the event the Corporation shall be obligated hereunder to pay the Expenses in connection with a Proceeding, the Corporation shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnified Party (which such approval shall not be unreasonably withheld), upon the delivery to the Indemnified Party of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnified Party and the retention of such counsel by the Corporation, the Corporation will not be liable to the Indemnified Party under this Agreement for any fees of counsel subsequently incurred by the Indemnified Party with respect to the same Proceeding; provided that, (i) the Indemnified Party shall have the right to employ the Indemnified Party’s counsel in any such Proceeding at the Indemnified Party’s expense and (ii) if (A) the employment of counsel by the Indemnified Party has been previously authorized in writing by the Corporation, (B) the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Corporation and the Indemnified Party in the conduct of any such defense, or (C) the Corporation shall not continue to retain such counsel to defend such Proceedings, then the fees and expenses of the Indemnified Party’s counsel shall be at the expense of the Corporation.  However, in no event will the Corporation be liable hereunder for the expenses of more than one counsel representing the Indemnified Party.  The Corporation shall have the right to conduct such defense as it sees fit in its sole discretion.  A conflict of interest will be deemed to exist if the Indemnified Party reasonably believes that his or her legal position or reputation could be adversely affected without independent representation.

9.

Settlement.  The parties will act reasonably in pursuing the settlement of any Proceeding.  The Corporation may not negotiate or effect a settlement of claims against the Indemnified Party without the consent of the Indemnified Party, acting reasonably.  The Indemnified Party may negotiate and effect a settlement without the consent of the Corporation, but the Corporation will not be liable for any settlement agreed upon without its prior written consent.

10.

Directors’ & Officers’ Insurance.  The Corporation shall obtain and maintain a directors’ and officers’ liability insurance policy that has been approved by the Board.  The Corporation will provide to the Indemnified Party a copy of each policy of insurance providing the coverages contemplated by this section promptly after coverage is obtained, and will promptly notify the Indemnified Party if the insurer cancels, makes material changes to coverage or refuses to renew coverage (or any part of the coverage).

11.

Arbitration.  All disputes, disagreements, controversies or claims arising out of or relating to this Agreement, including, without limitation, with respect to its formation, execution, validity, application, interpretation, performance, breach, termination or enforcement will be determined by arbitration before a single arbitrator under the Arbitration Act, 1991 (Ontario).

12.

Tax Adjustment.  Should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy, then the Corporation will pay any amount necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for tax, fully reimburses the Indemnified Party for the actual cost, expense or liability incurred by or on behalf of the Indemnified Party.

13.

Cost of Living Adjustment.  The $2,000 (U.S.) per diem payable pursuant to sections 4 and 5 will be adjusted to reflect changes from January 1, 2006 in the All-items Cost of Living Index for Toronto prepared by Statistics Canada or any successor index or government agency.

14.

Subrogation.  In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

15.	Governing Law. This Agreement will be governed by the laws of [Ontario][New York].

16.

Survival.  The obligations of the Corporation under this Agreement will continue until the later of (a) six years after the Indemnified Party ceases to be a director or officer of the Corporation or any other entity in which he or she serves in a similar capacity at the request of the Corporation and (b) one year after the final termination of all Proceedings with respect to which the Indemnified Party is entitled to claim indemnification hereunder.

17.

No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving the Indemnified Party any right to be retained in the employ of the Corporation or any of its subsidiaries.

18.

Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including, without limitation, any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

19.

Successors and Assigns.  The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to the Indemnified Party, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.  This Agreement shall continue in effect with respect to any Proceeding or Expenses regardless of whether the Indemnified Party continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Corporation or of any other enterprise, including, without limitation, subsidiaries of the Corporation, at the Corporation’s request.

20.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs, and personal and legal representatives.

21.

Amendment and Termination. Any term hereof may be amended (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Corporation and the Indemnified Party.  Any amendment so effected shall be binding upon the Corporation, the Indemnified Party and all of their respective successors and assigns whether or not such person or entity entered into or approved such amendment or waiver.  The observance of any term hereof may be waived by a party with respect to its own interests (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party so waiving the observance of such term.  In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

724 SOLUTIONS INC.

By:

By:

By:

Witness		Name of Director or Officer:

Witness Name